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                                                                    EXHIBIT 10.2

                           INDEMNIFICATION AGREEMENT

This Indemnification Agreement is made as of March 21, 1996 by Thomas E. Aman and Daniel R. Moen, (together, "Aman and Moen") and Norwest Corporation ("Norwest").

WHEREAS, Norwest and Aman Collection Service, Inc. ("AMAN") intend to enter into an Agreement and Plan of Reorganization ("Reorganization Agreement") providing for a business combination between Norwest and AMAN in which the outstanding shares of capital stock of AMAN will be exchanged for shares of common stock of Norwest; and

WHEREAS, Aman and Moen are shareholders of AMAN and are entering into this Indemnification Agreement to induce Norwest to enter into the Agreement and to consummate the transaction proposed thereunder;

THEREFORE, Aman and Moen agree as follows:

1. Aman and Moen agree to indemnify and hold harmless Norwest against any and all claims, liabilities, losses, damages or costs (including reasonable attorneys fees and expenses) in excess of $250,000 in the aggregate, sustained by Norwest or any of its subsidiaries or affiliates arising out of or resulting from the breach of any of AMAN's representations or warranties contained in the Agreement or failure to observe or perform any covenant or other agreement in the Agreement. This Indemnification Agreement applies to any such breach or failure, regardless of whether the absence of such a breach or failure as of the Time of Filing was a condition that had to be satisfied under paragraph 7 of the Reorganization Agreement prior to the Time of Filing.

2. Any claims by Norwest for indemnity hereunder or for any claim arising outside this Indemnification Agreement in connection with the Reorganization Agreement must be made by giving written notice to Aman and Moen at their address shown for AMAN in paragraph 13 of the Reorganization Agreement no later than 60 days after discovery thereof by Norwest but, except for claims relating to unpaid taxes relating to tax years for which the statute of limitations has not expired, in no event later than three years after the Effective Date of Merger (as defined in the Reorganization Agreement). Except as to any claims as to which Norwest has given notice in accordance with this paragraph, this Indemnification Agreement and Norwest's right to bring any claim against Aman and Moen in connection with the Reorganization Agreement will terminate at the expiration of such three year period.

3. (a) Whenever any claim shall arise for indemnification hereunder, Norwest shall, in accordance with this Indemnification Agreement, notify Aman and Moen in writing of the claim, and when known, the facts constituting the basis for such claim. The notice to Aman and Moen shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Norwest shall not settle or compromise any claim by a third
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          party for which it is entitled to indemnification hereunder without the prior written consent of Aman and Moen (which consent shall not be unreasonably withheld or delayed), unless suit shall have been instituted against Norwest or any of its subsidiaries and Aman and Moen shall not have taken control of such suit after notification thereof as provided in Subsection 3(b) below.

     (b) Norwest shall use its best efforts to defend against, resist, settle or otherwise dispose of any claim by a third party giving rise to indemnification hereunder in such manner as Norwest may deem appropriate, except that Aman and Moen, in their sole discretion, take over the conduct of the defense and disposition of such claim at their own expense subject to Norwest's right to monitor the claim and consult with respect thereto.

4. The liability of Aman and Moen hereunder shall be joint and several in each and every particular and this Indemnification Agreement shall be fully binding upon and enforceable against either Aman or Moen or both them. Provided, however, the liability of each shall not exceed the value of the Norwest Common Stock, as of close of trading on the Effective Date of the Merger, that each received in connection with the Merger. This Indemnification Agreement is Norwest's exclusive remedy for its claims against Aman and Moen described in paragraph 1 hereof.

5. This Indemnification Agreement shall be effective as of the Effective Time of the Merger and shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

6.   This Agreement shall be governed by the laws of the State of Minnesota.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

8. All capitalized terms herein have the same meaning herein as they have in the Reorganization Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date and year first above written.


/s/ Thomas E. Aman                     NORWEST CORPORATION
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Thomas E. Aman
                                       By:  /s/ John E. Ganoe
/s/ Daniel R. Moen                          -----------------
------------------                     Title:  Executive Vice President
Daniel R. Moen                                 ------------------------



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